                                                                     EXHIBIT 3.1

                                     BERMUDA

                             THE COMPANIES ACT 1981

                               -------------------

                          MEMORANDUM OF ASSOCIATION OF
                            COMPANY LIMITED BY SHARES
                             (Section 7(1) and (2))

                               -------------------

                       (ALTERED) MEMORANDUM OF ASSOCIATION

                                       OF

                           TYCO INTERNATIONAL LTD.(1)

                  (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.    We, the undersigned, namely,

      NAME/ADDRESS          BERMUDIAN STATUS    NATIONALITY     NUMBER OF SHARES
                                (YES/NO)                           SUBSCRIBED

      John D. Campbell            Yes             British             1
      Thirty Cedar Avenue
      Hamilton, Bermuda

      Kenneth E. Robinson         Yes             British             1
      Thirty Cedar Avenue
      Hamilton, Bermuda

      Rosalind Johnson            Yes             British             1
      Thirty Cedar Avenue
      Hamilton, Bermuda

      Ruby L. Rawlins             Yes             British             1
      Thirty Cedar Avenue
      Hamilton, Bermuda

-------------------------

(1) The name of the Company was changed from Hawley Group Limited to ADT Limited on 26th February, 1988 and to Tyco International Ltd. on 2nd July, 1997.

      do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.    The  Company is to be an  exempted  Company as defined by the  Companies
      Act 1981.

4. The Company has power to hold land situated in Bermuda not exceeding ________ in all, including the following parcels - NOT APPLICABLE.

5.    The Company does not propose to carry on business in Bermuda.

6. The authorised share capital of the Company is $12,000.00 divided into shares of U.S. $0.01 each.(2) The minimum subscribed share capital of the Company is $12,000.00 in United States currency.

7.    The objects for which the Company is formed and incorporated are:-

(i) To carry on business as a holding Company and to acquire and hold shares, stocks, debentures, debenture stocks, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business, and shares, stocks, debentures, debenture stocks, bonds, obligations, and other securities issued or guaranteed by any government, sovereign ruler, commissioners, trust, local authority or other public body, whether in Bermuda or elsewhere, and to vary, transpose, dispose of or otherwise deal with from time to time as may be considered expedient any of the Company's investments for the time being;

(ii) To co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of and to act as financial advisers and consultants to any company or companies now or hereafter formed or incorporated or acquired which may be or may become a holding company or a subsidiary of, or affiliated with, the Company (as such expressions are understood in The Companies Act 1981) or, with the prior written approval of the Minister of Finance, to any company or companies now or hereafter formed or incorporated or acquired with which the Company may be or may become associated;

(iii) To acquire any such shares, stocks and other securities before-mentioned by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the

-------------------------

(2) The authorised share capital has since been increased on a number of occasions. The present authorised share capital is set out in paragraph (1) of the Schedule to the Bye-Laws.

      same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof;

(iv) To pay for any business or other property or any shares, stocks, securities or rights of any kind acquired by the Company either in cash or shares, with or without any preferred or deferred rights, or by any securities which the Company has power to issue, or partly in one mode and partly in another and generally on such terms as the Company may determine;

(v) To carry on any commercial or industrial business or undertaking, whether as manufacturers, engineers, concessionaires, contractors, wholesalers, retailers, factors or otherwise in any manner which may seem to the Company capable of being conveniently carried on in connection or conjunction with any other business of the Company or any company or companies for the time being related or associated in any way with the Company;

(vi) To enter into any guarantee, contract of indemnity or suretyship and to assure support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence:

      Provided that this shall not be construed as authorising the Company to carry on the business of banking as defined in The Bank Act, 1969 or the business of wholesale banking or financial guarantee business or the business of promissory note operations;

(vii) As set forth in paragraphs (b) to (n) and (p) to (t) inclusive of the Second Schedule to the Companies Act 1981.(3)

8. The Company has the powers set out in the First Schedule to the Companies Act 1981 (excluding the power set out in paragraph 1 thereof)(3) and the additional powers set out in the Schedule annexed hereto.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof: -

/s/ JOHN D. CAMPBELL          /s/ MARCIA DE COUTS
/s/ KENNETH E. ROBINSON       /s/ MARCIA DE COUTS
/s/ ROSALIND JOHNSON          /s/ MARCIA DE COUTS
/s/ RUBY L. RAWLINS           /s/ MARCIA DE COUTS
(Subscribers)                 (Witnesses)

SUBSCRIBED this 17th day of September, 1984.

-------------------------

(3) The First and Second Schedules to the Companies Act 1981 are reproduced after the Schedule to the Memorandum of Association.

                                  THE SCHEDULE
           (REFERRED TO IN CLAUSE 8 OF THE MEMORANDUM OF ASSOCIATION)

(a) To borrow and raise money in any currency or currencies and to secure or discharge any debt or obligation in any matter and in particular (without prejudice to the generality of the foregoing) by mortgage of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities.

(b) To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or both such methods or in any other manner, the performance of any obligations or commitments, of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company.

(c) To accept, draw, make, create, issue, execute, discount, endorse, and negotiate bills of exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise.

(d) To sell, exchange, mortgage, charge, let on rent, share of profit, royalty or otherwise, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or any part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities.

(e) To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

(f) To grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payments toward insurance or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of the Company or of its Members or for any national, charitable, benevolent, educational, social, public, general or useful object.

(g) Subject to the provisions of Section 42A of The Companies Act 1981, to purchase its own shares in the market, by tender or by private treaty at any price and otherwise on such terms and conditions as the Directors may determine.

(h) Subject to the provisions of Section 42 of The Companies Act 1981 to create and issue preference shares which are, or at the option of the Company or the holders thereof are to be liable, to be redeemed on such terms and conditions as the Company may approve.

                             THE COMPANIES ACT 1981

                                 FIRST SCHEDULE
                                 (Section 11(1))

A company limited by shares, or other company having a share capital, may exercise all or any of the following powers subject to any provision of the law or its memorandum:

1.    REPEALED

2. to acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the company is authorised to carry on;

3. to apply for, register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade marks, formulae, licences, inventions, processes, distinctive marks and similar rights;

4. to enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to benefit the company;

5. to take or otherwise acquire and hold securities in any other body corporate having objects altogether or in part similar to those of the company or carrying on any business capable of being conducted so as to benefit the company;

6. subject to section 96 to lend money to any employee or to any person having dealings with the company or with whom the company proposes to have dealings or to any other body corporate any of whose shares are held by the company;

7. to apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporate or other public body may be empowered to grant, and pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto;

8. to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees or former employees of the company or its predecessors, or the dependants or connections of such employees or former employees, and grant pensions and allowances, and make payments towards insurance or for any object similar to those set forth in this paragraph, and to subscribe or guarantee money for charitable, benevolent, educational or religious objects or for any exhibition or for any public, general or useful objects;

9. to promote any company for the purpose of acquiring or. taking over any of the property and liabilities of the company or for any other purpose that may benefit the company;

10. to purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the company considers necessary or convenient for the purposes of its business;

11. to construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects;

12. to take land in Bermuda by way of lease or letting agreement for a term not exceeding fifty years, being land BONA FIDE required for the purposes of the business of the company and with the consent of the Minister granted in his discretion to take land in Bermuda by way of lease or letting agreement for a term not exceeding twenty-one years in order to provide accommodation or recreational facilities for its officers and employees and when no longer necessary for any of the above purposes to terminate or transfer the lease or letting agreement;

13. except to the extent, if any, as may be otherwise expressly provided in its incorporating Act or memorandum and subject to the provisions of this Act every company shall have power to invest the moneys of the Company by way of mortgage of real or personal property of every description in Bermuda or elsewhere and to sell, exchange, vary, or dispose of such mortgage as the company shall from time to time determine;

14. to construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences that may advance the interests of the company and contribute to, subsidise or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof;

15. to raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person;

16. to borrow or raise or secure the payment of money in such manner as the company may think fit;

17. to draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments;

18. when properly authorised to do so, to sell, lease, exchange or otherwise dispose of the undertaking of the company or any part thereof as an entirety or substantially as an entirety for such consideration as the company thinks fit;

19. to sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the company in the ordinary course of its business;

20. to adopt such means of making known the products of the company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes and rewards and making donations;

21. to cause the company to be registered and recognised in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the company and to accept service for and on behalf of the company of any process or suit;

22. to allot and issue fully-paid shares of the company in payment or part payment of any property purchased or otherwise acquired by the company or for any past services performed for the company;

23. to distribute among the members of the company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the company, but not so as to decrease the capital of the company unless the distribution is made for the purpose of enabling the company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful;

24.   to establish agencies and branches;

25. to take or hold mortgages, hypothecs, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the company of whatsoever kind sold by the company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge;

26. to pay all costs and expenses of or incidental to the incorporation and organisation of the company;

27. to invest and deal with the moneys of the company not immediately required for the objects of the company in such manner as may be determined;

28. to do any of the things authorised by this subsection and all things authorised by its memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others;

29. to do all such other things as are incidental or conducive to the attainment of the objects and the exercise of the powers of the company.

Every company may exercise its powers beyond the boundaries of Bermuda to the extent to which the laws in force where the powers are sought to be exercised permit.

                                 SECOND SCHEDULE
                                 (Section 11(2))

Subject to section 4A, a company may by reference include in its memorandum any of the following objects that is to say the business of -

(a)*  INSURANCE AND RE-INSURANCE OF ALL KINDS;

(b)   packaging of goods of all kinds;

(c)   buying, selling and dealing in goods of all kinds;

(d)   designing and manufacturing of goods of all kinds;

(e) mining and quarrying and exploration for metals, minerals, fossil fuels and precious stones of all kinds and their preparation for sale or use;

(f) exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

(g) scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

(h) land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

(i) ships and aircraft owners, managers, operators, agents, builders and repairers;

(j) acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

(k)   travel agents, freight contractors and forwarding agents;

(1)   dock owners, wharfingers, warehousemen;

(m) ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

(n)   all forms of engineering;

(o)* DEVELOPING, OPERATING, ADVISING OR ACTING AS TECHNICAL CONSULTANTS TO ANY OTHER ENTERPRISE OR BUSINESS;

(p) farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

(q) acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

(r)   buying, selling, hiring, letting and dealing in conveyances of any sort;

(s) employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;

(t) to acquire by purchase or otherwise hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated;

(u)* TO ENTER INTO ANY GUARANTEE, CONTRACT OF INDEMNITY OR SURETYSHIP AND TO ASSURE, SUPPORT OR SECURE WITH OR WITHOUT CONSIDERATION OR BENEFIT THE PERFORMANCE OF ANY OBLIGATIONS OF ANY PERSON OR PERSONS AND TO GUARANTEE THE FIDELITY OF INDIVIDUALS FILLING OR ABOUT TO FILL SITUATIONS OF TRUST OR CONFIDENCE; AND

(v)*  TO BE AND TO CARRY ON BUSINESS OF A MUTUAL FUND WITHIN THE MEANING OF
      SECTION 156A.

Provided that none of these objects shall enable the company to carry on restricted business activity as set out in the Ninth Schedule except with the consent of the Minister.



NOTE: THE  PARAGRAPHS  MARKED WITH AN ASTERISK IN THE SECOND  SCHEDULE  ABOVE
      ARE NOT INCORPORATED BY REFERENCE INTO THE OBJECTS OF THE COMPANY BY CLAUSE 7(vii) OF THE MEMORANDUM OF ASSOCIATION.